Exhibit 3.15

The By-Laws were restated in 2003 to reflect the new company name. Holmes & Narver Services, Inc. changed its name to AECOM Government Services, Inc., on November 14, 2001.

RESTATED BY-LAWS OF

AECOM GOVERNMENT SERVICES, INC.

(As of January 1, 2003)

ARTICLE 1. SHAREHOLDERS

Section 1.                                          Annual Meeting

The annual meeting of the Shareholders of the Corporation shall be held on August 1 of each year at some time and place as shall be designated by resolution of the Board of Directors.

Section 2.                                          Special Meeting

Special meetings of the Shareholders, for any purpose or purposes, may be called by a majority of the Board of Directors or the Chief Executive Officer to be held at such time and place as shall be designated in the notice thereof.

Section 3.                                          Quorum

At any meeting of the Shareholders, the holder of at least 51% of the issued and outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, in which case such larger number shall constitute a quorum for all purposes.

Section 4.                                          Proxies

At any meeting of the Shareholders, every Shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Section 5.                                          Action by Consent

Any and all actions required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, prior notice or vote, if a consent in writing setting forth the action so taken, shall be signed by all the holders of outstanding shares of stock, and such writing shall be filed with the minutes of the proceedings of the Shareholders.

ARTICLE II. BOARD OF DIRECTORS

Section 1.                                          Powers of the Directors

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts as may be exercised or done by the Corporation.

Section 2.                                          Number of Directors

The number of Directors who shall constitute the whole Board of Directors shall be not less than three (3) nor more than nine (9).

Section 3.                                          Term of Office

Each Director shall be elected by the Shareholders to serve at the will and pleasure of the Shareholders and shall serve until such time as his successor is elected and takes office, or until his earlier resignation or removal.

Section 4.                                          Vacancies

In the case of any vacancy on the Board of Directors or in the case of any newly created directorship, a Director to fill such vacancy or such newly created directorship for the unexpired portion of the term being filled shall be elected by the Shareholders.

Section 5.                                          Resignation

Any Director may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                                          Removal

A Director may be removed, either with or without cause and without liability, at any time by a majority vote of either the Board of Directors or the Shareholders.

Section 7.                                          Quorum

At any meeting of the Board of Directors, a majority of the Directors of the whole Board shall constitute a quorum for all purposes, except to the extent that the presence of a larger number may be required by law, in which case such larger number shall constitute a quorum for all purposes.

Section 8.                                          Action by Consent

Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof, may be taken without a meeting, prior notice, or vote, if a consent in writing setting forth the action so taken, shall be signed by all the Directors and such writing is filed with the minutes of the proceedings of the Board of Directors or Committee.

Section 9.                                          Telephonic Meetings

Members of the Board of Directors may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person of any such Director or Directors at such telephonic meeting.

ARTICLE III. OFFICERS

Section 1.                                          Election

The officers of the Corporation shall be elected by the Board of Directors.

Section 2.                                          Term of Office

Each officer shall be elected by the Board of Directors to serve at the will and pleasure of the Board of Directors and shall hold office until his successor is elected and takes office or until his earlier resignation or removal.

Section 3.                                          Officers of the Corporation

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and any Chairman of the Board, Assistant Secretaries and Assistant Treasurers as shall be named by the Board of Directors. No more than two offices may be held by the same person. The President shall not serve as Secretary.

Section 4.                                          Vacancies

In case of any vacancy of an office or in case of any newly created office, an officer to fill such vacancy or such newly created office for the unexpired portion of the term being filled shall be elected by the Board of Directors.

Section 5.                                          Resignation

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation and such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by the action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                                          Removal

An officer elected by the Board of Directors may be removed, and/or terminated as an employee of the Corporation, either with or without cause and without liability, at any time the President of the Corporation or by a majority vote of either the Board of Directors or the Shareholders.

Section 7.                                          Chairman of the Board of Directors

At the discretion of the Board of Directors the office of the Chairman of the Board may be established. Such Chairman of the Board shall perform all duties and functions as shall be delegated to him by the Board of Directors.

Section 8.                                          President

The President shall be the Chief Executive Officer of the Corporation. Subject to the provision of these bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive or which are delegated to him by the Shareholders. The President’s duties shall not, without authorization of the Shareholders, include the power to borrow money, mortgage assets, or guarantee debts or obligations.

Section 9.                                          Vice President

The Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence of disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President shall prescribe.

Section 10.                                   Secretary

The Secretary shall issue all authorized notices for and shall keep minutes of all meetings of the Shareholders and the Board of Directors and shall perform such other duties as the Board of Directors or the President shall prescribe.

Section 11.                                   Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors or the President shall prescribe.

Section 12.                                   Treasurer

The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors shall prescribe.

Section 13.                                   Assistant Treasurer

The Assistant Treasurer , or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors or the President shall prescribe.

ARTICLE IV. STOCK CERTIFICATES

Section 1.                                          Issuance

Each Shareholder shall be entitled to a certificate signed by the President or any other duly appointed officer of the Corporation, certifying the number of shares owned by him.

Section 2.                                          Transfer

Transfers of stock shall be made only upon the transfer books of the Corporation by the transfer agents designated to transfer shares of stock of the Corporation.

ARTICLE V. LOCATION OF BOOKS, ACCOUNTS AND RECORDS

All books, accounts, and records of the Corporation, including but not limited to stock ledgers and minute books shall be located where the books, accounts, and records of any Shareholder of the Corporation which owns 51% or more of the issued and outstanding stock of the Corporation are kept or at such place as shall be designated by the majority Shareholder.

ARTICLE VI. SEAL

The Board of Directors may by resolution provide for a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

ARTICLE VII. FISCAL YEAR

The fiscal year of the Corporation shall end on the 30th day of September in each year.

ARTICLE VIII. AMENDMENTS

These Bylaws may be amended or repealed by a majority vote of Shareholders unless otherwise specified by law.